UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2005

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2005, GenCorp Inc. (the “Company”) and Steel Partners II L.P. (“Steel Partners”), an 8.9% stockholder of the Company, announced that they have entered into a shareholder agreement. Under the agreement, a representative of Steel Partners will be permitted to attend all GenCorp board of directors’ meetings as a non-voting observer, and GenCorp will add a new independent director as promptly as practicable. The new independent director, who will be identified in consultation with Steel Partners, will be a recognized corporate governance expert and, when elected, will join a committee of GenCorp’s board that will consider corporate governance matters, including the governance changes proposed by Steel Partners in November 2004.

Under the agreement, Steel Partners has agreed to withdraw its shareholder proposal and vote its shares in favor of the Company’s nominees for election at GenCorp’s 2005 annual shareholders’ meeting, and, unless Steel Partners terminates its observer rights before December 31, 2005, also at GenCorp’s 2006 annual shareholders’ meeting.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Shareholder Agreement dated as of February 15, 2005, by and between GenCorp Inc. and Steel Partners II L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

	By:	/s/ Mark A. Whitney

	Name:	Mark A. Whitney
	Title:	Vice President, Law;
Deputy General Counsel
and Assistant Secretary

Dated: February 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Shareholder Agreement dated as of February 15, 2005, by and between GenCorp Inc. and Steel Partners II L.P.